Exhibit 99.1

Ensco plc	Press Release
6 Chesterfield Gardens
London W1J 5BQ
www.enscoplc.com

Ensco Announces Increase in Aggregate Maximum Purchase Price for Cash Tender Offers

LONDON — 11 JANUARY 2018 — Ensco plc (NYSE:ESV) (“Ensco” or the “Company”) announced today that it has increased the maximum aggregate purchase price in the previously announced cash tender offers (collectively, the “Tender Offers,” and each offer to purchase a series of notes individually, a “Tender Offer”) to purchase the outstanding notes of Ensco and its wholly owned subsidiary Pride International, Inc. (“Pride”) set forth in the table below (collectively, the “Notes”) to $985,000,000, exclusive of accrued interest (the “Aggregate Maximum Purchase Amount”).  In addition, the Company has increased the maximum aggregate purchase price, exclusive of accrued interest, of 6.875% Senior Notes due 2020 and 4.70% Senior Notes due 2021 (collectively, the “Capped Notes”) to $728,000,000 (the “Capped Notes Tender Cap”).

All other terms and conditions of the Tender Offers remain unchanged as previously announced and described in the Offer to Purchase, dated January 10, 2018 (as it may be amended or supplemented from time to time, the “Offer to Purchase”).

			Aggregate				Dollars per $1,000 Principal Amount of Notes
Series of Notes	Issuer	CUSIP Number	Principal Amount Outstanding(1)	Capped Notes Tender Cap		Acceptance Priority Level	Tender Offer Consideration (2)	Early Tender Premium (2)	Total Consideration (2)(3)
8.50% Senior Notes due 2019	Pride	74153Q AG7	$237,545,000	N/A		1	$1,052.46	$30.00	$1,082.46
6.875% Senior Notes due 2020	Pride	74153Q AH5	$450,900,000	$728,000,000	(4)	2	$1,050.00	$30.00	$1,080.00
4.70% Senior Notes due 2021	Ensco	29358Q AA7	$269,718,000			3	$990.00	$30.00	$1,020.00

(1) As of January 9, 2018.
(2) Per $1,000 principal amount of Notes validly tendered and accepted for purchase.

(3) Includes the Early Tender Premium.

(4) The Capped Notes Tender Cap applies to the aggregate purchase price (exclusive of accrued interest) of the 6.875% Senior Notes due 2020 and 4.70% Senior Notes due 2021 collectively.

Each of the Tender Offers will expire at 11:59 p.m., New York City time, on February 7, 2018, or any other date and time to which Ensco extends such Tender Offer (such date and time with respect to a Tender Offer, as it may be extended for such Tender Offer, the “Expiration Date”), unless earlier terminated.  No tenders will be valid if submitted after the Expiration Date.  Tendered Notes may be validly withdrawn from the applicable Tender Offer at or prior to, but not after, 5:00 p.m., New York City time, on January 24, 2018 (such date and time with respect to a Tender Offer, as it may be extended for such Tender Offer, the “Withdrawal Deadline”).  Holders of Notes who tender their Notes after the Withdrawal Deadline, but prior to the Expiration Date, may not withdraw their tendered Notes, except for certain limited circumstances where additional withdrawal rights are required by law.

Ensco reserves the right, in its sole discretion, to increase or decrease the Aggregate Maximum Purchase Amount or the Capped Notes Tender Cap at any time without extending the Early Tender Date (as defined below) or the Withdrawal Deadline or otherwise reinstating withdrawal rights for any Tender Offer, subject to compliance with applicable law, which could result in Ensco’s purchasing a greater or lesser amount of Notes in the Tender Offers.  There can be no assurance that Ensco will change the Aggregate Maximum Purchase Amount or the Capped Notes Tender Cap.  If Ensco changes the Aggregate Maximum Purchase Amount or the Capped Notes Tender Cap, it does not expect to extend the Withdrawal Deadline, subject to applicable law.

Ensco reserves the right, in its sole discretion, at any point after 5:00 p.m., New York City time, on January 24, 2018 (such date and time with respect to a Tender Offer, as it may be extended for such Tender Offer, the “Early Tender Date”) and before the Expiration Date, to accept for purchase any Notes validly tendered at or prior to the Early Tender Date (the date of such acceptance and purchase, the “Early Settlement Date”), subject to the Aggregate Maximum Purchase Amount, the Acceptance Priority Levels (as defined in the Offer to Purchase), the Capped Notes Tender Cap and proration as described in the Offer to Purchase.  The Early Settlement Date will be determined at Ensco’s option and is currently expected to occur on January 26, 2018, assuming the conditions to the Tender Offers have been either satisfied or waived by Ensco at or prior to the Early Settlement Date.  If Ensco elects to have an Early Settlement Date, it will accept Notes validly tendered at or prior to the Early Tender Date, subject to the Aggregate Maximum Purchase Amount, the Acceptance Priority Levels, the Capped Notes Tender Cap and proration as described in the Offer to Purchase.  Irrespective of whether Ensco chooses to exercise its option to have an Early Settlement Date, it will purchase any remaining Notes that have been validly tendered at or prior to the Expiration Date and accepted for purchase, subject to all conditions to the Tender Offers having been either satisfied or waived by Ensco, promptly following the Expiration Date (the date of such acceptance and purchase, the “Final Settlement Date”; the Final Settlement Date and the Early Settlement Date each being a “Settlement Date”), subject to the Aggregate Maximum Purchase Amount, the Acceptance Priority Levels, the Capped Notes Tender Cap and proration as described in the Offer to Purchase.  The Final Settlement Date is expected to occur on the second business day following the Expiration Date, assuming the conditions to the Tender Offers have been either satisfied or waived by Ensco at or prior to the Expiration Date and the Aggregate Maximum Purchase Amount is not purchased on the Early Settlement Date.

The Tender Offers are not conditioned upon a minimum amount of Notes of any series, or a minimum amount of Notes of all series, being tendered.  However, the Tender Offers are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase.

The Company and its affiliates may from time to time, after completion of the Tender Offers, purchase additional Notes in the open market, in privately negotiated transactions, through tender offers, exchange offers or otherwise or the Company may redeem the Notes pursuant to their terms. Any future purchases, exchanges or redemptions may be on the same terms or on terms that are more or less favorable to holders of Notes than the terms of the Tender Offers.  Any future purchases, exchanges or redemptions by the Company and its affiliates will depend on various factors existing at that time.  There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Company and its affiliates may choose to pursue in the future.

Deutsche Bank Securities Inc., Citigroup Global Markets Inc., BNP Paribas Securities Corp., DNB Markets, Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated,

Morgan Stanley & Co. LLC and Skandinaviska Enskilda Banken AB are acting as the dealer managers in the Tender Offers. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offers. Persons with questions regarding the Tender Offers should contact Deutsche Bank Securities Inc. at (toll-free) (855) 287-1922 or (collect) (212) 250-7527; or Citigroup Global Markets Inc. at (toll-free) (800) 558-3745 or (collect) (212) 723-6106.  Requests for copies of the Offer to Purchase and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-4200 or (collect) (212) 430-3774.

None of Ensco, its board of directors, its officers, the dealer managers, the depositary, the information agent or the trustees with respect to the Notes, or any of Ensco’s or their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender.  The Tender Offers are made only by the Offer to Purchase and related Letter of Transmittal.  This press release is neither an offer to purchase nor a solicitation of an offer to sell any notes in the Tender Offers.  The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Ensco by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release is not an offer to sell or the solicitation of an offer to buy any securities issued in connection with any notes offering, nor shall there be any sale of the securities issued in such offering in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  Any such securities will be offered only by means of a prospectus, including a prospectus supplement relating to such securities, meeting the requirements of Section 10 of the U.S. Securities Act of 1933.

Ensco plc (NYSE: ESV) is a global provider of offshore drilling services to the petroleum industry.  Ensco plc is an English limited company (England No. 7023598) with its corporate headquarters located at 6 Chesterfield Gardens, London W1J 5BQ.

Ensco plc

Investor & Media Contact:
Nick Georgas, 713-430-4607
Director - Investor Relations and Communications